Exhibit 3.21

Secretary of State Business Services and Regulation Suite 315, West Tower 2 Martin Luther King Jr. Dr. Atlanta, Georgia 30334-1530	CONTROL NUMBER EFFECTIVE DATE COUNTY REFERENCE PRINT DATE FORM NUMBER	: 9203070 : 02/25/1992 : CHATHAM : 0010 : 02/29/1992 : 311

DON L. WATERS

200 E. ST. JULIAN STREET

THIRD FLOOR

SAVANNAH GA 31401

CERTIFICATE OF INCORPORATION

I, MAX CLELAND, Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the sea! of my office that

HIGHER EDUCATION SERVICES, INC.

has been duly incorporated under the laws of the State of Georgia on the effective date stated above by the filing of articles of incorporation in the office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

MAX CLELAND
SECRETARY OF STATE

VERLEY J. SPIVEY
DEPUTY SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

HIGHER EDUCATION SERVICES, INC.

I.

The name of the corporation is: “HIGHER EDUCATION SERVICES, INC.”

II.

The corporation shall have all of the powers and shall enjoy all of the rights, privileges and immunities as provided for under the Georgia Business Corporation Code.

III.

The corporation shall have the authority to issue not more than 1000 shares of common stock of no par value.

IV.

The initial registered office of the corporation shall be located at 200 East St. Julian St., Third Floor, Savannah, Chatham County, Georgia 31401. The initial registered agent of the corporation is Don L. Waters.

V.

The name and address of the incorporator is Don L. Waters, Hunter, Maclean, Exley & Dunn, P.C., 200 East St. Julian Street, Third Floor, Savannah, Georgia 31401.

VI.

The mailing address of the initial principal office of the corporation is 709 Mall Boulevard, Savannah, Georgia 31406.

VII.

The corporation may make distributions to its shareholders and/or purchase its own shares to the fullest extent permitted by the Georgia Business Corporation Code as the same now exists or hereafter may be amended.

VIII.

(a) To the fullest extent permitted by the Georgia Business Corporation Code as the same exists or may hereafter be amended, a director of the corporation shall have no personal liability to the corporation or its shareholders for monetary damages for breach of his/her duty of care or other duty as a director, provided that no provision shall eliminate the liability of a director:

(i) for any appropriation, in violation of his/her duties, of any business opportunity of the corporation;

(ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;

(iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code (or any future statute of similar import); or

(iv) for any transaction from which the director derived an improper personal benefit.

(b) This provision shall not eliminate the liability of a director for any act or omission occurring prior to the date when these Articles of Incorporation become effective. Any repeal, amendment or modification of the foregoing paragraph of this provision by the shareholders of the corporation shall not adversely affect any right, benefit or protection of a director of the corporation existing at the time of such repeal, amendment or modification.

IX.

Any action required by the Georgia Business Corporation Code to be taken at a meeting of the shareholders of the corporation or any action which may be taken at a meeting of the shareholders of the corporation may be taken without a meeting if written consent, setting forth the action so taken, is signed by persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote were present and voted.

IN WITNESS WHEREOF, the undersigned incorporator has set his hand and seal to these Articles of Incorporation, this 9th day of January, 1992.

(L.S.)
Don L. Waters, Incorporator

SECRETARY OF STATE

FEB 25 13 PM ‘92

BSR (1)

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